Ohr Pharmaceutical, Inc. 10-Q
Exhibit 32.1

 Certification of Principal Executive Officer
Pursuant to 18 U.S.C Section 1350,
As Adopted Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

Not Filed Pursuant to the Securities Exchange Act of 1934

In connection with the Quarterly Report of Ohr Pharmaceutical, Inc. (the “Company” ) on Form 10-Q for the period ending December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof the “Report” ), I, Irach Taraporewala , Principal Executive Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 14, 2014

/s/ Irach Taraporewala
Name: Irach Taraporewala
Title: Principal Executive Officer